Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-91438, Form S-3 No. 33-92548, Form S-8 No. 333-03450, Form S-8 No. 333-03452, Form S-8 No. 333-03454, Form S-8 No. 333-13521, Form S-3 No. 333-21905, Form S-3 No. 333-23005, Form S-3 No. 333-33893, Form S-3 No. 333-37273, Form S-3 No. 333-37565, Form S-3 No. 333-38071, Form S-3 No. 333-41049, Form S-3 No. 333-42417, Form S-3 No. 333-47563, Form S-3 No. 333-57863, Form S-8 No. 333-64377, Form S-8 No. 333-64379, Form S-8 No. 333-69728, Form S-3 No. 333-77941, Form S-8 No. 333-85684 and Form S-8 No. 333-133250) of Crescent Real Estate Equities Company and in the related Prospectuses of our reports dated March 13, 2007, with respect to the consolidated financial statements and schedules of Crescent Real Estate Equities Company, Crescent Real Estate Equities Company management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Crescent Real Estate Equities Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

ERNST & YOUNG LLP

Dallas, Texas March 13, 2007